UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Vicarious Surgical Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

78 Fourth Avenue

Waltham, Massachusetts 02451

December 15, 2025

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Vicarious Surgical Inc., a Delaware Corporation (the “Company”) to be held at 4:30 p.m., Eastern Time, on Friday, January 9, 2026 at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451.

Details regarding the Special Meeting, the business to be conducted at the Special Meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Special Meeting, we will ask stockholders to approve the exercise of the Common Warrants (as defined below) issued by the Company on October 7, 2025 to purchase up to an aggregate of 2,300,000 shares of the Company’s Class A common stock, par value $0.0001 per share under applicable rules and regulations of the New York Stock Exchange. Our board of directors recommends the approval of this proposal.

We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Special Meeting, whether or not you can attend.

Thank you for your continued support of Vicarious Surgical Inc.

Sincerely,

/s/ Stephen From
Stephen From
Chief Executive Officer

78 Fourth Avenue

Waltham, Massachusetts 02451

December 15, 2025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME: 4:30 p.m., Eastern Time

DATE: Friday, January 9, 2026

ACCESS: This Special Meeting will be held in person at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451.

PURPOSE:

1.	To approve the exercise of the Common Warrants (as defined below) issued by the Company on October 7, 2025 to purchase up to an aggregate of 2,300,000 shares of the Company’s Class A common stock under applicable rules and regulations of the New York Stock Exchange (the “NYSE”).

WHO MAY VOTE:

You may vote if you were the record owner of Vicarious Surgical Inc. Class A common stock or Class B common stock at the close of business on December 10, 2025. A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at our principal executive offices located at 78 Fourth Avenue, Waltham, Massachusetts 02451. If you wish to view this list, please contact our Secretary at Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451, (617) 868-1700. Such list will also be available for examination by the stockholders at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting in person or not, we urge you to vote by following the instructions in the proxy card and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Special Meeting. If you participate in and vote your shares at the Special Meeting, your proxy will not be used.

Our Board recommends that you vote “FOR” Proposal No. 1.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Stephen From
Stephen From
Chief Executive Officer

i

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE VICARIOUS SURGICAL INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 9, 2026

This proxy statement, along with the accompanying notice of the special meeting of stockholders, contains information about the Special Meeting, including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting at 4:30 p.m., Eastern Time, on Friday, January 9, 2026 at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451.

In this proxy statement, we refer to Vicarious Surgical Inc. and its wholly-owned subsidiaries as “Vicarious Surgical,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Special Meeting.

On or about December 15, 2025, we intend to begin sending to our stockholders the proxy statement and proxy card for the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JANUARY 9, 2026

This proxy statement, the Notice of Special Meeting of Stockholders, and our form of proxy card are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.vicarioussurgical.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Vicarious Surgical Inc., Attn: Investor Relations, 78 Fourth Avenue, Waltham, Massachusetts 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at this special meeting of stockholders to be held on Friday, January 9, 2026, at 4:30 p.m., Eastern Time at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451, and any adjournments or postponements of the meeting, which we refer to as the special meeting. This proxy statement, along with the accompanying notice of special meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the special meeting.

We have sent you this proxy statement, the notice of the special meeting of stockholders and the proxy card because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of proxy materials to stockholders on or about December 15, 2025.

Who May Vote?

Only stockholders of record at the close of business on December 10, 2025 will be entitled to vote at the special meeting.

As of the close of business on the record date, there were __________ shares of our common stock outstanding and entitled to vote, including __________ shares of Class A common stock and 653,990 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.

If on December 10, 2025 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on December 10, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the special meeting and not revoked prior to the special meeting, will be voted at the special meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Class A common stock that you own entitles you to one (1) vote and each share of our Class B common stock that you own entitles you to twenty (20) votes.

How Do I Vote?

Whether you plan to attend the special meeting in person or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to the proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the special meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the proxy card to vote over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on January 8, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

How Does Our Board of Directors Recommend that I Vote on the Proposal?

Our board of directors recommends that you vote as follows:

●	“FOR” the approval of the exercise of the Common Warrants (as defined below) issued by the Company on October 7, 2025 to purchase up to an aggregate of 2,300,000 shares of the Company’s Class A common stock, under applicable rules and regulations of the NYSE.

No matters will be acted on at the special meeting other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the special meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying Vicarious Surgical Inc.’s Secretary in writing before the special meeting that you have revoked your proxy; or

●	by attending the special meeting in person and voting at the meeting. Attending the special meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the special meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares will not have the authority to vote your unvoted shares on Proposal 1 without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the special meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve the Proposal and How are Votes Counted?

Proposal 1: Approval of Warrant Exercise	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve the exercise of the Common Warrants (as defined below) issued by the Company on October 7, 2025 to purchase up to an aggregate of 2,300,000 shares of the Company’s Class A common stock under applicable rules and regulations of the NYSE. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the special meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. In addition, we have engaged Broadridge Financial Solutions, Inc. to assist in the distribution and collection of proxy materials, for an estimated fee of $55,000. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

The presence, in person or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Votes of stockholders of record who are present at the special meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Special Meeting

The special meeting will be held at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451. You need not attend the special meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Vicarious Surgical Inc. stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write or call our Secretary at: Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451 or (617) 868-1700. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

PROPOSAL NO. 1

APPROVAL OF THE EXERCISE OF WARRANTS TO PURCHASE UP TO AN AGGREGATE OF
2,300,000 SHARES OF CLASS A COMMON STOCK

We are seeking stockholder approval for the exercise of the Common Warrants issued on October 7, 2025 to purchase up to an aggregate of 2,300,000 shares of our Class A common stock under applicable listing rules and regulations of NYSE.

On October 7, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which we agreed to issue to the Purchaser (i) in a registered direct offering, 588,300 shares of our Class A common stock and pre-funded warrants to purchase up to 561,700 shares of Class A common stock, and (ii) in a concurrent private placement, Series A Common Warrants to purchase up to 1,150,000 shares of Class A common stock, and Series B Common Warrants (together with the Series A Common Warrants, the “Common Warrants”) to purchase up to 1,150,000 shares of Class A common stock, in each case with an exercise price of $5.10. The registered direct offering and concurrent private placement are collectively referred to in this proxy statement as the “Offerings.”

The Series A Common Warrants and the Series B Common Warrants will become exercisable on the effective date of the stockholder approval. The Common Warrants have a term of exercise equal to five years from the date of stockholder approval.

A holder of Common Warrants will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage up to 9.99%, provided that any increase will not be effective until the 61st day after the election.

In connection with the private placement of the Common Warrants, we agreed with the Purchaser to prepare and file a registration statement with the SEC registering the resale of the shares of Class A common stock underlying the Common Warrants no later than 30 days after the closing of the Offerings and to use commercially reasonable efforts to cause the registration statement to become effective within 60 days following the Closing Date (or within 90 days following the Closing Date if the SEC informs us that it intends to review the registration statement). We filed a registration statement on Form S-3 registering the shares of Class A common stock issuable upon exercise of the Common Warrants for resale on November 13, 2025, which registration statement was declared effective on December 8, 2025.

Lake Street Capital Markets, LLC acted as the exclusive placement agent (the “Placement Agent”) on a reasonable best efforts basis in connection with the Offerings pursuant to a placement agency agreement, dated October 7, 2025 (the “Placement Agency Agreement”), by and between us and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent received a cash fee of 6.0% of the aggregate gross proceeds paid to us for the securities sold in the Offerings and reimbursement of $100,000 for certain out-of-pocket expenses.

The Common Warrants and the shares of Class A common stock issuable upon exercise thereof were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Reasons for the Offerings

As of September 30, 2025, we had cash and cash equivalents of approximately $3.2 million and short-term investments of approximately $10.3 million. As a result, in October 2025, our Board of Directors determined that it was necessary to raise additional funds for general corporate purposes.

We believe that the Offerings, which yielded gross proceeds of approximately $5.9 million, were necessary in light of our cash and funding requirements at the time. In addition, at the time of the Offerings, our Board of Directors considered numerous other alternatives to the transactions, none of which proved to be feasible or, in the opinion of our Board of Directors, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Offerings.

Description of the Warrants

Pursuant to NYSE Listing Rule 312.03, the Common Warrants will not be exercisable until our stockholders approve the issuance of the shares of Class A common stock issuable upon exercise of the Common Warrants. The Purchase Agreement provided that we would be required to hold an annual or special meeting of stockholders on or prior to the date that is 120 days following October 9, 2025, the closing date of the Offering, for the purpose of obtaining the stockholder approval, meaning we were required to hold a stockholder meeting no later than February 4, 2026. We further agreed with the Purchaser that if we did not obtain the Private Placement Stockholder Approval at the first meeting that was called, we would call an additional stockholder meeting every 120 days thereafter until the earlier of the date we obtain such approval or the Common Warrants are no longer outstanding.

Set forth below is a summary of the terms of the Common Warrants.

Exercisability

The Common Warrants each have an initial exercise price of $5.10 per share of Class A common stock and are exercisable beginning on the date when stockholders approve their exercise, if at all. The Common Warrants expire five years after the date of stockholder approval.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Common Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the number of shares of Class A common stock to be issued will be rounded up to the nearest whole number.

Exercise Limitation

In general, a holder of a Common Warrant does not have the right to exercise any portion of a Common Warrant if the holder (together with its Attribution Parties (as defined in a Common Warrant) would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Cashless Exercise

If at the time of exercise of a Common Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares of Class A common stock issuable upon exercise of the Common Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of any Common Warrants in payment of the aggregate exercise price, the holder may, at its option, instead receive upon such exercise (either in whole or in part) only the net number of shares of Class A common stock determined according to a formula set forth in the Common Warrants.

Adjustment for Stock Splits

The exercise price of the Common Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of the Company’s assets (or rights to acquire the Company’s assets) to holders of shares of Class A common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Common Warrants, then, in each such case, the holders of the Common Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the Common Warrants.

Purchase Rights

If we grant, issue or sell any shares of common stock or securities exercisable for, exchangeable for or convertible into common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock, referred to as Purchase Rights, then each holder of the Common Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Common Warrants immediately before the applicable record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

In the event of a Fundamental Transaction (as such term is defined in the Common Warrants), then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of its obligations under the Common Warrants with the same effect as if the successor entity had been named in the warrant itself. If holders of Class A common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following the Fundamental Transaction. In addition, the successor entity, at the request of holders of Common Warrants, will be obligated to purchase any unexercised portion of the Common Warrants in accordance with their terms.

Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Common Warrants) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction that is not in our control, including a Fundamental Transaction not approved by our Board of Directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Class A common stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Class A common stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Transferability

Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned.

Call Provision for Series B Common Warrants

Subject to certain limitations, if, after the date of stockholder approval, (i) the volume weighted average price of the Class A common stock for a period of fifteen trading days exceeds $5.10 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the date of stockholder approval), (ii) the average daily dollar volume for such period exceeds $100,000 per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information, then we may, within one trading day of the end of the measurement period, call for cancellation of all or any unexercised portion of any Series B Common Warrant for consideration equal to $0.01 per share of Class A common stock underlying the Series B Common Warrant.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of a holder’s ownership of shares of Class A common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, unless and until they exercise their Common Warrants.

Amendments

Each Common Warrant may be amended with the written consent of the holder of such Common Warrant and us.

Listing

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any national securities exchange.

Reasons for the Proposal

Our Class A common stock is listed on NYSE and trades under the ticker symbol “RBOT.” NYSE Rule 312.03(c) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to such issuance for less than the applicable Minimum Price. Under Rule 312.03, the “Minimum Price” means a price that is the lower of: (i) the official closing price immediately preceding the signing of the binding agreement; or (ii) the average official closing price of the Class A common stock for the five trading days immediately preceding the signing of the binding agreement. The average official closing price of our Class A common stock on NYSE for the five trading days immediately preceding the signing of the Purchase Agreement was $6.086 per share. In order to comply with NYSE Rule 312.03(c), the Common Warrants are not exercisable until stockholder approval for their exercise is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 2,300,000 shares of Class A common stock upon the exercise of the Common Warrants that were issued. Effectively, stockholder approval of this Proposal No. 1 is one of the conditions for us to receive up to an additional approximately $11.7 million (before deducting expenses and placement agent fees) upon the exercise of the Common Warrants, if exercised for cash. Loss of these potential funds could adversely impact our ability to fund our operations. If we should reduce the exercise price of the Common Warrants, the gross proceeds received by us from the exercise of the Common Warrants may be less than $11.7 million, and approval of this proposal is an approval of the issuance of up to an aggregate of 2,300,000 shares of our Class A common stock pursuant to the Common Warrants at the initial exercise price as well as any potential future lower exercise price.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed and the Common Warrants have already been issued. We are only asking for approval to issue an aggregate of up to 2,300,000 shares of Class A common stock upon exercise of the Common Warrants.

Potential Consequences if Proposal No. 1 is Not Approved

The failure of our stockholders to approve this Proposal No. 1 will mean that: (i) we cannot permit the exercise of the Common Warrants and (ii) we may incur substantial additional costs and expenses because we will need to hold another meeting to vote upon this proposal.

Each Common Warrant has an initial exercise price of $5.10 per share. Accordingly, we would realize an aggregate of up to approximately $11.7 million in gross proceeds if all the Common Warrants were exercised for cash at their initial exercise price. If the Common Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of the Common Warrants, we have agreed to seek stockholder approval every 120 days until our stockholders approve the exercise of the Common Warrants or until such time as none of the Common Warrants are outstanding.

Potential Adverse Effects of the Approval of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Class A common stock upon exercise of the Common Warrants. Assuming the full exercise of the Common Warrants, an aggregate of 2,300,000 additional shares of Class A common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Class A common stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation, as amended. or our Amended and Restated Bylaws, with respect to this Proposal No. 1.

Required Vote

To be approved, this Proposal No. 1 must receive the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” this Proposal No. 1 to approve the exercise of the Common Warrants to purchase up to an aggregate of 2,300,000 shares of our Class A common stock under applicable rules and regulations of the NYSE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 1, 2025 by:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of common stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of our common stock is based on 6,124,738 shares of our Class A common stock and 653,990 shares of our Class B common stock issued and outstanding as December 1, 2025

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following individuals or entities is Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of shares of Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Adam Sachs(1)	72,217	*	374,635	57.3%	39.4%
Sammy Khalifa(2)	58,585	*	150,508	23.0%	16.0%
Stephen From	-	*	-	-	*
Sarah Romano	-	*	-	-	*
Victoria Carr-Brendel(3)	8,392	*	-	-	*
David Ho(4)	12,455	*	-	-	*
Fuad Ahmad	-	-	-	-	-
Joseph Doherty	-	-	-	-	-
All Current Directors and Executive Officers as a Group (8 Individuals)	151,649	2.5%	525,143	80.3%	55.4%
Other Five Percent Holders:
Khosla Ventures, LLC(5)	965,204	15.8%	-	-	5.3%
Innovation Endeavors III LP(6)	459,004	7.5%	-	-	2.5%
Gates Frontier, LLC(7)	603,201	9.8%	-	-	3.3%
Barry Greene, MD(8)	7,901	*	128,847	19.7%	13.5%

*	Indicates beneficial ownership of less than 1%.

**	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and our Class B common stock as a single class. Each share of our Class B common stock is entitled to 20 votes per share and each share of our Class A common stock is entitled to 1 vote per share.

(1)	Consists of (i) 34,157 shares directly owned by Mr. Sachs, (ii) options to purchase 36,711 shares of our Class A common stock exercisable within 60 days of December 1, 2025 held by Mr. Sachs, (iii) 1,349 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of April 1, 2025 held by Mr. Sachs, and (iv) 374,635 shares of our Class B common stock held by Mr. Sachs.

(2)

Consists of (i) 25,192 shares owned directly by Mr. Khalifa, (ii) options to purchase 32,697 shares of our Class A common stock exercisable within 60 days of December 1, 2025 held by Mr. Khalifa, (iii) 696 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of December 1, 2025 held by Mr. Khalifa, and (iv) 150,508 shares of our Class B common stock held by Mr. Khalifa.

(3)	Consists of (i) 8,192 shares owned directly and (ii) 200 shares of our Class A common stock issuable upon vesting of RSUs within 60 days of December 1, 2025 held by Dr. Carr-Brendel.

(4)	Consists of 12,455 shares owned directly by Dr. Ho.

(5)	Based on Schedule 13D/A filed by Khosla Ventures on August 9, 2023. On June 12, 2024, we effected a 1-for-30 reverse stock split on the Class A Common Stock. The number of shares reported as held has been adjusted accordingly. Consists of (i) 263,226 shares of our Class A common stock held by Khosla Ventures Seed C, LP (“Khosla Ventures Seed C”), (ii) 435,311 shares of our Class A common stock held by Khosla Ventures V, LP (“Khosla Ventures V”) and (iii) 266,667 shares of our Class A common stock held by Khosla Ventures Opportunity II, L.P (“KVO II”). Khosla Ventures Seed Associates C, LLC (“KVA Seed C”) is the general partner of Khosla Ventures Seed C. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V. Khosla Ventures Opportunity Associates II, LLC (“KVOA II”) is the general partner of KVO II. Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed C, KVA V and KVOA II. Each of KVA Seed C, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures Seed C, and each of KVA Seed C, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures Seed C. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures V. Each of KVOA II, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KVO II, and each of KVOA II, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KVO II. Each of KVA Seed C, KVA V, KVOA II, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its respective pecuniary interests therein. The business address of each of the reporting persons is 2121 Sand Hill Road, Menlo Park, CA 94025.

(6)	Based on Schedule 13D filed by Innovation Endeavors III LP (“Innovation Endeavors”) on September 28, 2021. On June 12, 2024, we effected a 1-for-30 reverse stock split on the Class A Common Stock. The number of shares reported as held has been adjusted accordingly. Consists of 459,004 shares of our Class A common stock held by Innovation Endeavors. The business address of Innovation Endeavors is 1845 El Camino Real, Palo Alto, CA 94306.

(7)	Based on Schedule 13G/A filed by Gates Frontier, LLC on February 13, 2024. On June 12, 2024, we effected a 1-for-30 reverse stock split on the Class A Common Stock. The number of shares reported as held has been adjusted accordingly. Consists of 603,201 shares of our Class A common stock held by Gates Frontier, LLC. William H. Gates III is the sole member of Gates Frontier, LLC, and as such may be deemed to have sole voting and dispositive power over the shares held by Gates Frontier, LLC. The business address of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, WA 98033.

(8)	Consists of (i) 1,152 shares owned directly, (ii) options to purchase 6,749 shares of our Class A common stock exercisable within 60 days of December 1, 2025 held by Dr. Greene, and (iv) 128,847 shares of our Class B common stock held by Dr. Greene.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2026 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 3, 2026. To be considered for presentation at the 2026 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 16, 2026 and no later than March 18, 2026. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner will not be voted on at the 2026 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451.

Waltham, Massachusetts

December 15, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V82034 - S27211 1. To approve the exercise of Common Warrants issued by the Company on October 7, 2025 to purchase up to an aggregate of 2,300,000 shares of the Company’s Class A common stock, par value $0.0001 per share, under applicable rules and regulations of the New York Stock Exchange. Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Proposal 1. Please sign your name exactly as it appears hereon . When signing as attorney, executor, administrator, trustee or guardian, please add your title as such . When signing as joint tenants, all parties in the joint tenancy must sign . If a signer is a corporation, please sign in full corporate name by duly authorized officer . VICARIOUS SURGICAL INC. (THE “COMPANY”) The Board of Directors recommends a vote FOR Proposal 1. Vote on Proposal For Against Abstain O O O VICARIOUS SURGICAL INC. 78 FOURTH AVENUE WALTHAM, MA 02451 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 P . M . Eastern Time on January 8 , 2026 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet . To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 P . M . Eastern Time on January 8 , 2026 . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE ڀ

V82035 - S27211 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. Vicarious Surgical Inc. SPECIAL MEETING OF STOCKHOLDERS January 9, 2026, 4:30 p.m. Eastern Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned appoints Stephen From and Sarah Romano and each of them (the “Proxies”), as Proxies of the undersigned, with the full power of substitution, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of Class A commo n stock and Class B commo n stock of Vicarious Surgical Inc . , held of record by the undersigned at the close of business on December 10 , 2025 at the Special Meetin g of Stockholders of Vicarious Surgical Inc . to be held on January 9 , 2026 , To be held at the offices of Vicarious Surgical Inc . at 78 Fourth Avenue, Waltham, Massachusetts 02451 , or at any adjournment or postponement thereof . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED . IF DIRECTION IS NOT GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS . PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE